SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ORANGE & ROCKLAND

          GABELLI FOUNDATION
                                 7/09/99           10,500-           58.5000
          GAMCO INVESTORS, INC.
                                 7/09/99          461,450-           58.5000
          GABELLI ASSOCIATES LTD
                                 7/09/99           55,200-           58.5000
                                 7/09/99            1,000-           58.5000
          GABELLI ASSOCIATES FUND
                                 7/09/99          259,700-           58.5000
          GABELLI PROFIT SHARING PLAN
                                 7/09/99            3,000-           58.5000
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 7/09/99           85,000-           58.5000
               THE GABELLI VALUE FUND,INC.
                                 7/09/99           17,000-           58.5000
                                 7/08/99            7,000            58.4875
                                 7/07/99           10,000            58.4875
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/09/99           60,000-           58.5000
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 7/09/99           10,000-           58.5000
               THE GABELLI EQUITY INCOME FUND
                                 7/09/99           35,000-           58.5000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 7/09/99           55,000-           58.5000
               THE GABELLI ASSET FUND
                                 7/09/99           45,600-           58.5000
               THE GABELLI ABC FUND
                                 7/09/99          102,000-           58.5000


          (1) THE TRANSACTIONS ON 7/09/99 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO
              SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON
              THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.